SECURITIES AND EXCHANGE COMMISSION

                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report(Date of earliest event reported): May 15, 1996

   Onyx Acceptance Grantor Trust 1996-1
   --------------------------------------------------------------------------
   (Issuer with respect to Certificates)

   Onyx Acceptance Financial Corporation
   ---------------------------------------------------------------------------
  (Exact Name of Registrant as Specified in Its Charter)


(Commission File No.)                                        (I.R.S. Employer
33-99608                                                     Identification No.)
                                                             33-0639768

(State or other Jurisdiction of Incorporation)

Delaware


Onyx Acceptance Financial Corporation
8001 Irvine Center Drive, Suite 500                           Irvine, Ca. 92718

714 753-1191








Item 5. Other Events.

         On behalf of the Onyx Acceptance Grantor Trust 1996-1, (the"Trust"), a trust created pursuant to the Pooling and Servicing Agreement dated as of January 1, 1996 with Onyx Acceptance Financial Corporation as registrant and seller and Onyx Acceptance Corporation as servicer, and Bankers Trust Company of New York, as trustee, the registrant has caused to be filed with the Commission, the May 1996 monthly Distribution Date Statement with respect to the Trust. This Distribution Date Statement is filed pursuant to and in accordance with a no action request filed on August 21, 1995 with the Commission by Onyx Acceptance Financial Corporation, originator of the Onyx Acceptance Grantor Trust 1996-1 and Onyx Acceptance Corporation as servicer and the affirmative response thereto by the Securities and Exchange Commission dated September 22, 1995. The filing of the monthly Distribution Date Statement will occur subsequent to each monthly distribution to the Trust's Certificateholders until and unless exempted under provisions of the Securities and Exchange Act.

Item 7. Financial Statements and Exhibits.

         a.       Financial Statements
                  Audited Financial Statements of Capital Markets Assurance Corporation for the years ended 1995.

         c.       Exhibits

                  19 Monthly Distribution Date Statement of the Onyx Acceptance Grantor Trust 1996-1 dated May 15, 1996

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Onyx Acceptance Financial Corporation

         REGAN E. KELLY
By:_____________________________________________________
Regan E. Kelly    Executive Vice President

         DON P. DUFFY
By:_____________________________________________________
Don P. Duffy               Chief Financial Officer

Date: May 29, 1996







































                                                    EXHIBIT 19


Onyx Acceptance Grantor Trust 1996-1                                                       Distribution Date Statement
5.40% Auto Loan Pass-Through Certificates                                                                           22-May-96

Collection Period Beginning on:                                                 04/01/96
Collection Period Ending on:                                                    04/30/96
Distribution Date:                                                              05/15/96

     1 Original Pool Balance                                                                              $100,499,912.72
     2 Collection Period Beginning Pool Balance                                                            $91,524,365.34
     3 Collection Period Beginning Pool Balance Factor                                                               0.910691

       Computation of Collection Account Amounts Available for Distribution
     4 Total Collections from Obligors                                         01-Aprto6           30-Apr-96$4,058,462.40
     5 Full Prepayments through first 5 business days of current month                                         271,478.06
     6 Full Prepayments included in Prior Collection Period                                                    341,310.97
     7 Partial Prepayments deposited to PayAhead Acct                                                                0.00
     8 Amounts Withdrawn from PayAhead Acct & Deposited to Collection Acct                                      40,918.73
     9 Yield Supplement Amount to be Deposited to Collection Account                                                 0.00
    10 Net Liquidation Proceeds on Defaulted Contracts                         01-Aprto6           30-Apr-96   136,357.11
    11 Net Liquidation Proceeds first 5 business days of current month                                               0.00
    12 Net Liquidation Proceeds included in Prior Collection Period                                                  0.00
    13 Net Insurance Proceeds                                                                                        0.00
    14 Net Insurance Proceeds first 5 business days of current month                                                 0.00
    15 Net Insurance Proceeds included in Prior Collection Period                                                    0.00
    16 Aggregate Amount of Repurchased Contracts                                                                     0.00
    17 Reinvestment Earnings on Funds in Collection Acct (ccma #7075)          01-Aprto6           30-Apr-96    11,461.22

    18 Collection Account Amounts Available  (4+5-6-7+8+9+10+11-12+13+14-15+16+17)                          $4,177,366.55

       Computation of Certificate Ending Pool Balance
    19 Collection Period Beginning Pool Balance                                                            $91,524,365.34
    20 Scheduled Principal Decline (recomputed actuarial)                                                    1,445,839.75
    21 Full Prepayments                                                        08-Aprto6           30-Apr-96 1,304,529.77
    22 Full Prepayments through first 5 business days of current month                                         271,478.06
    23 Defaulted Contracts  (Liquidated Proceeds received)                     08-Aprto6           30-Apr-96   199,685.00
    23aDefaulted Contracts  (Liquidated Proceeds received) thru 1st 5 business days of current month                 0.00
    24 Defaulted Contracts  (4 or more periods.Liquidated Proceeds not received)                                     0.00
    24aDefaulted Contracts  (4 or more periods.Liquidated Proceeds not received) thru 1st 5 bus. days of current mo. 0.00
    25 Repurchased Contracts                                                                                         0.00

    26 Certificate Ending Pool Balance (19-20-21-22-23-23a-24-24a-25)                                      $88,302,832.76
       Certificate Ending Balance Pool Factor                                                                        0.878636

    27 Principal Distribution Amount  (19-26)                                                               $3,221,532.58

       Distributions From Collection Account
    28 Principal Distribution Amount                                                                        $3,221,532.58
    29 Interest Distribution Amount  (5.4% / 12)                                                               411,859.64
    30 Servicing Fee Payable to Servicer (1.0% / 12)                                                            76,270.30
    31 Surety Fee Payable to Surety (0.15% / 360 * Days in Collection Period)                                   11,440.55
    31aReinsurance Fee Payable to Surety (2.00%/360 * Days in period * $2,009,998.25)                            3,350.00
    32 Reinvestment Earnings Payable to Finco                                                                   11,461.22

    33 Total Distributions from Collection Account   (28+29+30+31+31a+32)                                   $3,735,914.29

    34 Total Excess Spread Available for Deposit to Spread Account   (18-33)                                  $441,452.26

       Spread Account Reconciliation
    35 Initial Deposit                                                                                              $0.00
    36 Deposits to Spread Account Prior Collection Periods                                                  $1,411,159.22
    37 Deposit to Spread Account this Collection Period    (34)                                               $441,452.26
    38 Reinvestment Earnings on Funds in Spread Acct                           01-Aprto6           30-Apr-96    $4,839.31
    39 Draws from Spread Account Prior Periods                                                                      $0.00

    40 Spread Account Balance     (35+36+37+38-39)                                                          $1,857,450.79

    41 Required Spread Account Balance     (Max of 6% x (26) or 2% x (1) )                                  $5,298,169.97
    42 Draws from Spread Account this Collection Period   ((40 - 41) if positive, 0 otherwise)                      $0.00
    43 Spread Account Balance net of Draws this Collection Period    (40 - 42)                              $1,857,450.79

       Delinquency Statistics
    44 Number of Accts Delinquent 30 - 59 Days                                                                      63
    45 Number of Accts Delinquent 60 - 89 Days                                                                      22
    45aNumber of Accts Deliquent 90 Days and Over                                                                   18
    46 Total Number of Delinquent Accounts 30 Days and Over                                                        103

    47 Aggregate Net Outstanding Balance of Delinquent Loans 30-59 days                                       $838,669
    48 Aggregate Net Outstanding Balance of Delinquent Loans 60 - 89 days                                     $265,999
    48aAggregate Net Outstanding Balance of Delinquent Loans 90 days and over                                 $248,103
    49 Total Aggregate Net Outstanding Balance of Delinquent Loans   (44 + 45)                              $1,352,772

    50 Policy Claim Amount                                                                                          $0.00

       Repossession Statistics
    51 Number of Accounts in Repo Inventory @ Beginning of Collection Period                                        23
    52 Number of Accounts Repossessed During Collection Period                                                      23
    53 Number of Repo'd Accounts Sold or Reinstated During Collection Period                                        18
    54 Number of Accounts in Repo Inventory @ End of Collection Period                                              28

    55 Aggregate Net Outstanding Balance of Accounts in Repo Inventory @ Beginning of Collection Period       $301,859.52
    56 Aggregate Net Outstanding Balance of Accounts Repossessed During Month                                  335,809.73
    57 Aggregate Net Outstanding Balance of Repo Accounts Sold or Reinstated During Month                      235,562.23
    58 Aggregate Net Outstanding Balance of Accounts in Repo Inventory @ End of Collection Period             $402,107.02


       Yield Supplement Account  Balance
    59 Initial Deposit                                                                                              $0.00
    60 Draws from Yield Supplement to Collection Account                                                            $0.00

    61 Yield Supplement Account  Balance                                                                            $0.00

       Accounts Outstanding
    62 Original Accounts Outstanding                                                                             8,407
    63 Remaining Number of Accounts Outstanding @  End of Collection Period                                      7,851

       Net Yield
    64 Interest Collected on Contracts                                                                       1,349,011.61
    65 Interest Collected on Contracts - Prior Collection Period                                             1,358,173.85
    66 Interest Collected on Contracts - Two Collection Periods Ago                                          1,338,331.24
    67 Liquidated Contract Balances (less Liquidation proceeds)                                                 63,327.89
    68 Liquidated Contract Balances (less Liquidation proceeds) - Prior Collection Period                       14,040.66
    69 Liquidated Contract Balances (less Liquidation proceeds) - Two Collection Periods Ago                    32,261.15
    70 Interest Paid to Certificate Holders                                                                    411,859.64
    71 Interest Paid to Certificate Holders - Prior Collection Period                                          425,226.71
    72 Interest Paid to Certificate Holders - Two Collection Periods Ago                                       438,089.61
    73 Servicing Fees Paid to Servicer                                                                         $76,270.30
    74 Servicing Fees Paid to Servicer -  Prior Collection Period                                              $78,745.69
    75 Servicing Fees Paid to Servicer - Two Collection Periods Ago                                            $81,127.71
    76 Certificate Ending Pool Balance                                                                     $88,302,832.76
    77 Certificate Ending Pool Balance - Prior Collection Period                                           $94,494,824.42
    78 Certificate Ending Pool Balance - Two Collection Periods Ago                                        $97,353,247.50

    79 Net Yield                                                                                                    10.39%

       A.P.R. of Trust Contracts
    80 Dollar Weighted A.P.R. of Contracts @ Cutoff Date                                                            15.07%
    81 Dollar Weighted A.P.R. of Remaining Contracts in Trust as of End of Collection Period                        15.07%


       Credit Losses
    82 Gross Credit Losses during Collection Period  (23+23a+24+24a)                                          $199,685.00
    83 Recoveries during Collection Period  (10+11-12)                                                         136,357.11

    84 Net Credit Losses during Collection Period   (82-83)                                                    $63,327.89

    85 Cumulative Net Credit Losses                                                                           $110,018.08
    86 Cumulative Net Credit Losses as a Percent of Original Certificate Balance (85 / 1)                            0.11%







       I certify that the computations reflected above for the collection period ended 30-Apr-96 are accurate and have been prepared in accordance with the Pooling and Servicing Agreement dated September 1, 1994.

               REGAN E. KELLY                                                   May 15, 1996
       By :   ______________________________________                  Date:  _______________

       Name: Regan Kelly



                 (This page intentionally left blank)
    CAPITAL MARKETS ASSURANCE CORPORATION
  FINANCIAL STATEMENTS
  DECEMBER 31, 1995, 1994 AND 1993
  (With Independent Auditors' Report Thereon)
                 KPMG Peat Marwick LLP
345 Park Avenue
New York, NY 10154
  Independent Auditors' Report
        The Board of Directors
  Capital Markets Assurance Corporation:
        We have  audited  the  accompanying  balance  sheets of Capital  Markets
Assurance Corporation as of December 31, 1995 and 1994 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidenc supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
        In our  opinion,  the  financial  statements  referred to above  present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.
        As discussed in note 2, the Company changed its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115,""Accounting for Certain Investments in Debt and Equity Securities ," at December 31, 1993.
  /s/ KPMG Peat Marwick LLP
        January 25, 1996

                 Capital Markets Assurance Corporation
  Balance Sheets
(Dollars in thousands)


                                                                                December 31,  1995   December 31,  1994
     ASSETS

Investments:
Bonds at fair value (amortized cost $210,651 at December 31,
1995 and $178,882 at December 31,1994)                                               $215,706            172,016
Short-term investments(at amortized cost which approximates fair value)                68,646              2,083
Mutual funds at fair value (cost $16,434 at December 31, 1994)                            -               14,969
  Total investments                                                                   284,352            189,068
Cash                                                                                      344                 85
Accrued investment income                                                               3,136              2,746
Deferred acquisition costs                                                             35,162             24,860
Premiums receivable                                                                     3,540              3,379
Prepaid reinsurance                                                                    13,171              5,551
Other assets                                                                            3,428              3,754
Total assets                                                                         $343,133            229,443

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
Unearned premiums                                                                    $45,767             25,905
Reserve for losses and loss adjustment expenses 6,548  5,191
Ceded reinsurance                                                                    2,469                1,497
Accounts payable and other accrued expenses                                          10,844              10,372
Current income taxes                                                                 136                 #
Deferred income taxes                                                                11,303              3,599
     Total liabilities                                                               77,067              46,564

Stockholder's Equity:
Common stock                                                                         15,000              15,000
Additional paid-in capital                                                           205,808             146,808
Unrealized appreciation (depreciation) on investments, net of tax                    3,286               (5,499)
Retained earnings                                                                    41,972              26,570
Total stockholder's  equity                                                          266,066             182,879
Total liabilities and stockholder's equity                                           $343,133            229,443

See accompanying notes to financial statements.

                 Capital Markets Assurance Corporation
 Statements of Income
(Dollars in thousands)

                                       Year Ended December 31, 1995   Year Ended December 31, 1994   Year Ended December 31, 1993

Revenues:
Direct premiums written                           $56,541                       43,598                          24,491
Assumed premiums written                               935                        1,064                            403
Ceded premiums written                            (15,992)                      (11,069)                         (3,586)
     Net premiums written                          41,484                       33,593                        21,308
Increase in unearned premiums                     (12,242)                      (10,490)                      (3,825)
Net premiums earned                               29,242                        23,103                        17,483
Net investment income                             11,953                        10,072                        10,010
Net realized capital gains                        1,301                              92                       1,544
Other income                                      2,273                              120                           354
     Total revenues                               44,769                        33,387                        29,391

Expenses:
Losses and loss adjustment expenses               3,141                         1,429                              902
Underwriting and operating expenses               13,808                        11,833                        11,470
Policy acquisition costs                          7,203                         4,529                          2,663
     Total expenses                               24,152                        17,791                        15,035
  Income before income taxes                      20,617                        15,596                        14,356

Income Taxes:
Current income tax                                2,113                         865                           1,002
Deferred income tax                               3,102                         2,843                         2,724
     Total income taxes                           5,215                         3,708                         3,726
NET INCOME                                        $15,402                       11,888                        10,630

See accompanying notes to financial statements.

                 Capital Markets Assurance Corporation
Statements of Stockholder's Equity
(Dollars in thousands)

                                    Year Ended December 31, 1995   Year Ended December 31, 1994   Year Ended December 31, 1993
Common stock:
Balance at beginning of period                    $15,000                       15,000                    15,000
     Balance at end of period                     15,000                        15,000                    15,000
Additional paid-in capital:
Balance at beginning of period                    146,808                       146,808                   146,808
Paid-in capital                                   59,000                        #                         #
     Balance at end of period                     205,808                       146,808                   146,808
 Unrealized (depreciation) appreciation on
 investments, net of tax:
Balance at beginning of period                    (5,499)                       3,600                     #
Unrealized appreciation (depreciation)
on investments                                    8,785                         (9,099)                   3,600
     Balance at end of period                     3,286                         (5,499)                   3,600

Retained earnings:
Balance at beginning of period                    26,570                        14,682                    4,052
Net income                                        15,402                        11,888                    10,630
     Balance at end of period                     41,972                        26,570                    14,682
       Total stockholder's equity                 $266,066                      182,879                   180,090

         See accompanying notes to financial statements.

                   Capital Markets Assurance Corporation
Statements of Cash Flows
(Dollars in thousands)

                                         Year Ended December 31, 1995   Year Ended December 31, 1994   Year Ended December 31, 1993

Cash flows from operating activities:
Net income                                        $15,402                       11,888                        10,630
Adjustments to reconcile net income
to net cash provided (used) by
operating activities:
Reserve for losses and
loss adjustment expenses                          1,357                         1,429                         902
Unearned premiums                                 19,862                        15,843                        4,024
Deferred acquisition costs                        (10,302)                      (9,611)                       (9,815)
Premiums receivable                               (161)                         (2,103)                       (432)
Accrued investment income                         (390)                         (848)                         (110)
Income taxes payable                              3,621                         2,611                         2,872
Net realized capital gains                        (1,301)                       (92)                          (1,544)
Accounts payable and other accrued expenses       472                           3,726                         1,079
Prepaid reinsurance                               (7,620)                       (5,352)                       (199)
Other, net                                        992                           689                           1,201
Total adjustments                                 6,530                         6,292                         (2,022)
Net cash provided by operating activities         21,932                        18,180                        8,608
Cash flows from investing activities:
Purchases of investments                          (158,830)                     (77,980)                      (139,061)
Proceeds from sales of investments                49,354                        39,967                        24,395
Proceeds from maturities of investments           28,803                        19,665                        106,042
Net cash used in investing activities             (80,673)                      (18,348)                      (8,624)
Cash flows from financing activities:
Capital contribution                              59,000                        #                             #
Net cash provided by financing activities         59,000                        #                             #
Net increase (decrease) in cash                   259                           (168)                         (16)
Cash balance at beginning of period               85                            253                           269
Cash balance at end of period                     $344                          85                            253
Supplemental disclosure of cash flow information:
Income taxes paid                                 $1,450                        1,063                         833

See accompanying notes to financial statements.


                 Capital Markets Assurance Corporation

Notes to Financial Statements
December 31, 1995 and 1994
Capital Markets Assurance Corporation
Notes to Financial Statements # (Continued)
   1) Background
        Capital Markets Assurance Corporation (""CapMAC" or ""the Company") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. (""Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.CapMAC's claims-paying ability is rated ""Aaa" by Moody's Investors Service, Inc. (""Moody's"), ""AAA"by S&P Ratings Group (""S&P"), ""AAA" by Duff & Phelps Credit Rating Co. (""Duff & Phelps"), and ""AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.
 2) Significant Accounting Policies
        Significant accounting policies used in the preparation of the accompanying financial statements are as follows:
  a)  Basis of Presentation
        The accompanying financial statements are prepared on the basis of generally accepted accounting principles (""GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

  b)  Investments
        At December 31, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards (""SFAS") No. 115, ""Accounting for Certain Investments in Debt and Equity Securities ." Under SFAS No. 115, the Company can classify its debt and marketable equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the securities until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale. As of December 31, 1995 and 1994, all of the Company's securities have been classified as available-for-sale. Available-for-sale securities are recorded at fair value. Fair value is based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's equity until realized. Transfers of securities  between  categories  are  recorded  at  fair  value  at the  date of transfer.
        A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.
        Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.
        Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.
  c)  Revenue Recognition
        Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straightline over the term of each bond maturity. For the year ended December 31, 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an upfront basis.
  d) Deferred Acquisition Costs
        Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.
  e) Reserve for Losses and Loss Adjustment Expenses
        The reserve for losses and loss adjustment expenses consists of a Supplemental Loss Reserve (""SLR") and a case basis loss reserve. The SLR is established based on expected levels of defaults resulting from credit failures on currently insured issues. This SLR is based on estimates of the portion of earned premiums required to cover those claims.
        A case basis loss reserve is established for insured obligations when, in the judgement of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable.
        Management believes that the current level of reserves is adequate to cover the estimated liability for claims and the related adjustment expenses with respect to financial guaranties issued by CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving numerous estimates and subjective judgments by management, and therefore there can be no assurance that losses in CapMAC's insured portfolio will not exceed the loss reserves.
  f)  Depreciation
        Leasehold improvements, furniture and fixtures are being depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.
  g)  Income Taxes
        Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.
  h)  Reclassifications
        Certain prior year balances have been reclassified to conform to the current year presentation.

  3) Insured Portfolio
        At December 31, 1995 and 1994, the principal amount of financial obligations insured by CapMAC was $16.9 billion and $11.6 billion, respectively, and net of reinsurance (net principal outstanding), was $12.6 billion and $9.4 billion, respectively, with a weighted average life of 6.0 years and 5.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1995 and 1994, the statutory qualified capital was approximately $240 million and $170 million, respectively.


Type of Obligations Insured

                                   Net Principal Out.sstanding
                              December 31, 1995        December 31, 1994
                              Amount         %         Amount         %
                                             $ in millions

Consumer receivables          $6,959         55.1      $4,740         50.4
Trade and other corporate
obligations                    4,912         38.9       4,039         43.0
Municipal/government
obligations                      757          6.0         618          6.6
     Total                    $12,628       100.0      $9,397        100.0

      At December 31, 1995, approximately 85% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.
        During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.
        The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:

                               Year ended December 31
1995                               1994                     1993

Name        %                      Name     %               Name      %                         Name                % of
                                                                      of revenues
Citicorp    15.2                    Citicorp    16.3        Citicorp  13.7

                                                            Merrill
                                                            Lynch & Co14.1

4) Investments
        At December 31, 1995 and 1994, all of the Company's investments were classified as available-for-sale securities. The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1995 and 1994 were as follows ($ in thousands):


Securities Available-for-Sale                                              December 31, 1995
                                   Amortized Cost  Gross Unrealized Gains   Gross Unrealized Losses  EstimatedFair Value

U.S. Treasury obligations          $4,153              55                       #                        4,208
Mortgage-backed securities of
U.S. government instrumentalities
and agencies                       100,628             313                      79                       100,862
Obligations of states,
municipalities and political
subdivisions                       166,010             4,809                    82                       170,737
Corporate and asset-backed
securities                         8,506               45                       6                        8,545

Total                              $279,297            5,222                    167                      284,352

                                                                 December 31, 1994
Securities Available-for-Sale   Amortized Cost  Gross Unrealized Gains   Gross Unrealized Losses  Estimated Fair Value

U.S. Treasury obligations          $4,295              #                        153                      4,142
Mortgage-backed securities of
U.S. government instrumentalities
and agencies                       40,973              #                        2,986                    37,987
Obligations of states,
municipalities
and political subdivisions         128,856             364                      3,994                    125,226
Corporate and asset-backed
securities                         6,841               15                       112                      6,744
Mutual funds                       16,434              #                        1,465                    14,969
Total                              $197,399            379                      8,710                    189,068

        The Company's investment in mutual funds in 1994 represents an investment in an open-end management investment company which invests primarily in investment-grade fixed-income securities denominated in foreign and United States currencies.
         The amortized cost and estimated fair value of investments in debt securities at December 31, 1995 by contractual maturity are shown below ($ in thousands):

                                             December 31, 1995
Securities Available-for-Sale   Amortized  Cost   Estimated  Fair Value
Less than one year to maturity     $5,569              5,572
One to five years to maturity      37,630              38,553
Five to ten years to maturity      99,567              102,264
Greater than ten years to
maturity                           35,903              37,101
Sub-total                          178,669             183,490
Mortgage-backed  securities        100,628             100,862
Total                              $279,297            284,352

Actual maturities may differ from contractual
maturities because borrowers may call or prepay obligations with or without call or prepayment penalties. Proceeds from sales of investment securities were approximately $49 million, $40 million and $24 million in 1995, 1994 and 1993, respectively. Gross realized capital gains of $1,320,000, $714,000 and $1,621,000, and gross realized capital losses of $19,000, $622,000 and $77,000 were realized on those sales for the years ended December 31, 1995, 1994 and 1993, respectively.
        Investments include bonds having a fair value of approximately $3,985,000 and $3,873,000 (amortized cost of $3,970,000 and $4,011,000) which are on deposit at December 31, 1995 and 1994, respectively, with state regulators as required by law.
        Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:

                                   Year Ended  December 31,
                                        $ in thousands
                    1995                     1994                        1993

Bonds               $11,105                  9,193                       7,803
Short-term
investments         1,245                    484                           572
Mutual funds        (162)                    579                         1,801
Investment expenses (235)                    (184)                        (166)
Total               $11,953                  10,072                      0,010

          The   change   in   unrealized    appreciation    (depreciation)    on
available-for-sale   securities   is  included  in  a  separate   component   of
stockholder's equity as shown below:

                                      Year Ended December 31
                                      1995                          1994
                                             $ in thousands

Balance at beginning of period          $(5,499)                      3,600
Change in unrealized appreciation
 (depreciation)                         13,386                        (13,786)
Income tax effect                       (4,601)                       4,687
Net change                              8,785                         (9,099)
Balance at end of period                $3,286                        (5,499)

No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 10% of stockholder's equity as of December 31, 1995.
 5) Deferred Acquisition Costs
        The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:

                                                       Year Ended December 31,
                                        1995                          1994                           1993

Balance at beginning of period          $24,860                       15,249                        5,434
Additions                               17,505                        14,140                        12,478
Amoritization (policy acquisition costs)(7,203)                       (4,529)                       (2,663)
Balance at end of period                $35,162                       24,860                        15,249

6) Employee Benefits
        On June 25, 1992, CapMAC entered into a Service Agreement with CapMAC Financial Services, Inc. (""CFS"), which was then a newly formed wholly-owned subsidiary of Holdings. Under the Service Agreement, CFS has agreed to provide various services, including underwriting, reinsurance, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS an arm's length fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of
CapMAC, total compensation expenses, excluding bonuses, of $13,484,000, $11,081,000 and $9,789,000 in 1995, 1994 and 1993, respectively.
        CFS maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award based upon Holdings' and an individual's performance. CFS also has a health and welfare plan and a 401(k)plan to cover substantially all of its employees. CapMAC reimburses CFS for all out-of-pocket expenses incurred by CFS in providing services to CapMAC, including awards given under the incentive compensation plan and benefits provided under the health and welfare plan. For the years ended December 31, 1995, 1994 and 1993, the Company had provided approximately $7,804,000, $5,253,000 and $3,528,000, respectively, for the annual discretionary bonus plan.
        One June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units (""RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. The cash amount will be held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December, 2000.
 7) Employee Stock Ownership Plan
        On June 25, 1992, Holdings adopted an Employee Stock Ownership Plan (""ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the ""ESOP Trust"). The ESOP Trust purchased 750,000 shares at $13.33 per share of Holdings' stock. The ESOP Trust financed its purchase of common stock with a loan from Holdings in the amount of $10 million. The ESOP loan is evidenced by a promissory note delivered to Holdings. An amount representing unearned employee compensation, equivalent in value to the unpaid balance of the ESOP loan, is recorded as a deduction from stockholder's equity (unallocated ESOP shares).
        CFS is required to make contributions to the ESOP Trust, which enables the ESOP Trust to service its loan to Holdings. The ESOP expense is calculated using the shares allocated method. Shares are released for allocation to the participants and held in trust for the employees based upon the ratio of the current year's principal and interest payment to the sum of principal and interest payments estimated over the life of the loan. As of December 31, 1995 approximately 262,800 shares were allocated to the participants. Compensation expense related to the ESOP was approximately $2,087,000, $2,086,000 and $1,652,000 for the years ended December 31, 1995, 1994 and 1993, respectively.
 8) Reserve for Losses and Loss Adjustment Expenses
        The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR. In 1995 CapMAC incurred its first claim on a financial guaranty policy. Based on its current estimate, the Company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to CapMAC from the Lureco Trust Account (see note 12).
         The following is a summary of the activity in the case basis loss reserve account and the components of the liability for losses and loss adjustment expenses ($ in thousands):

Case Basis Loss Reserve
Net balance at January 1, 1995          $#
Incurred related to:
Current year                            2,473
Prior years                             #
     Total incurred                     2,473
Paid incurred to:
Current year                            1,853
Prior years                             #
     Total paid                         1,853
Balance at December 31, 1995            620
Reinsurance recoverable                 69
Supplemental loss reserve               5,859
Total                                   $6,548

 9) Income Taxes
        Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.
         Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1995 and 34% in 1994 and 1993:



                                        Year Ended December 31, 1995    Year Ended December 31, 1994    Year Ended December 31, 1993
                                                    $ in thousands
                                        Amount         %                   Amount         %              Amount         %



Expected tax expense computed at
the statutory rate                      $7,216         35.0                $5,303         34.0           $4,881         34.0
Increase (decrease) in tax resulting
from: Tax-exempt interest               (2,335)        (11.3)              (1,646)        (10.6)         (1,140)        (7.9)
Other, net                              334            1.6                 51             0.4            (15)           (0.1)
Total income tax expense                $5,215         25.3                $3,708         23.8           $3,726         26.0

          The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:

                                        December 31, 1995   December 31, 1994
                                                       $in thousands

Deferred tax assets:
Unrealized  capital  losses on
investments                                  $#                  (2,833)
Deferred  compensation                       (1,901)             (1,233)
Losses  and loss  adjustment  expenses       (1,002)             (936)
Unearned  premiums                           (852)               (762)
Other,  net                                  (98)                (228)
Total gross deferred  tax  assets            (3,853)             (5,992)
Deferred  tax   liabilities:
Deferred acquisition  costs                  12,307              8,453
Unrealized  capital gains on investments     1,769               #
Deferred  capital gains on  investments      654                 726
Other,  net                                  426                 412
Total gross deferred tax liabilities         15,156              9,591
Net deferred tax liability                   $11,303             3,599

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management that the deferred tax assets will be fully realized in the future.
 10) Insurance Regulatory Restrictions
        CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of (i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1995, 1994 and 1993. No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1995 and 1994 was approximately $195,018,000 and $139,739,000, respectively. Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes and differences in accounting for investments, deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $9,000,000, $4,543,000 and $4,528,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.
  11) Commitments and Contingencies
        On January 1, 1988, the Company assumed from Citibank, N.A. the obligations of a sublease agreement for space occupied in New York. On November 21, 1993, the sublease was terminated and a new lease was negotiated which expires on November 20, 2008. CapMAC has a lease agreement for its London office beginning October 1, 1992 and expiring October 1, 2002. As of December 31, 1995, future minimum payments under the lease agreements are as follows:

                                                      Payment
                                                  $ in thousands

1996                          $2,255
1997                          2,948
1998                          3,027
1999                          3,476
2000 and thereafter           36,172
Total                         $47,878

Rent expense, commercial rent taxes and electricity for the years ended
December 31, 1995, 1994 and 1993 amounted to $1,939,000, $2,243,000 and
$2,065,000, respectively.
        CapMAC has available a $100,000,000 standby corporate liquidity facility (the ""Liquidity Facility") provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated ""A-1#" and ""P-1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. For the years ended December 31, 1995, 1994 and 1993, no draws had been made under the Liquidity Facility.
 12) Reinsurance
        In the ordinary course of business, CapMAC cedes exposure under various treaty, pro rata and excess of loss reinsurance contracts primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.
         The effect of reinsurance on premiums written and earned was as follows:

                                                  Years Ended December 31
              1995                           1994                          1993
              Written  Earned                Written  Earned      WrittenEarned

                                              $ in thousands

Direct         $56,541        36,853         43,598         28,561         24,491         20,510
Assumed        935            761            1,064          258            403            364
Ceded          (15,992)       (8,372)        (11,069)       (5,716)        (3,586)        (3,391)
Net Premiums   $41,484        29,242         33,593         23,103         21,308         17,483



liability to its policyholders, it is the industry practice of insurers for financial statement purposes to treat reinsured risks as though they were risks for which the ceding insurer was only contingently liable. A contingent liability exists with respect to the aforementioned reinsurance arrangements which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1995 and 1994, CapMAC had ceded loss reserves of $69,000 and $0, respectively, and had ceded unearned premiums of $13,171,000 and $5,551,000, respectively.
        In 1994, CapMAC entered into a reinsurance agreement (the ""Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. (""Lureco"), a
European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the ""Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.
        The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. In the 1994 policy year, the agreement provided $5 million of loss coverage in excess of the premium deposit amounts of $2 million retained in the Lureco Trust Account. No losses were applied against the Lureco Trust Account or ceded to the Lureco Treaty in 1994. The agreement was renewed for the 1995 policy year and provides $5 million of loss coverage in excess of the premium deposit amount of $4.5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.
        In addition to its capital (including statutory contingency reserves) and other reinsurance available to pay claims under its insurance contracts, on June 25, 1992, CapMAC entered into a Stop Loss Reinsurance Agreement (the ""Stop-loss Agreement") with Winterthur Swiss Insurance Company (""Winterthur") which is rated ""AAA" by S&P and ""Aaa" by Moody's. At the same time, CapMAC and Winterthur also entered into a Quota Share Reinsurance Agreement (the ""Winterthur Quota Share Agreement") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC.
        The Winterthur Stop-loss Agreement had an original term of seven years and was renewable for successive one-year periods. In April 1995, Winterthur notified CapMAC that it was canceling the Winterthur Stop-loss Agreement and the Winterthur Quota Share Agreement effective June 30, 1996.
        CapMAC elected to terminate the Winterthur Stop-loss Agreement effective November 30, 1995 and, on the same date, entered into a Stop-loss Reinsurance Agreement with Mitsui Marine (the ""Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui Marine would be required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances.
        The Winterthur Quota Share Agreement was canceled November 30, 1995. On January 1, 1996, CapMAC will reassume the liability, principally unearned premium, for all policies reinsured by Winterthur. As a result, CapMAC will reassume approximately $1.4 billion of principal insured by Winterthur as of December 31, 1995. In connection with the commutation, Winterthur will return the unearned premiums as of December 31, 1995, net of ceding commission and federal excise tax. Such amount is expected to total approximately $2.0 million.
  13) Disclosures About Fair Value of Financial Instruments
        The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1995 and 1994. SFAS No. 107, ""Disclosures About Fair Value of Financial Instruments ," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                                  December 31, 1995                       December 31, 1994
                                             Carrying Amount  Estimated Fair Value   Carrying Amount  Estimated Fair Value


                                                                                                $ in thousands
Financial Assets:
Investments                                  $284,352            284,352             189,068                  189,068
Off-Balance-Sheet Instruments:
Financial Guarantees Outstanding             $#                  147,840             #                        93,494
Ceding Commission                            $#                  44,352              #                        28,048

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:
  Investments
        The fair values of fixed maturities and mutual funds are based upon quoted market prices. The fair value of short-term investments approximates amortized cost.
   Financial Guarantees Outstanding
        The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and (2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1995 and 1994. The amount calculated is equivalent to the consideration that would be paid under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of installment premium actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a net reduction in installment revenue, resulting in lower revenues.
 14) Capitalization
        The Company's certificate of incorporation authorizes the issuance of 15,000,000 shares of common stock, par value $1.00 per share. Authorized, issued and outstanding shares at December 31, 1995 and 1994 were 15,000,000 at $1.00 per share.
        In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an Initial Public Offering and private placements were contributed to CapMAC.